             AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                                AUGUST 13, 1997

                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                             WALL DATA INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           WASHINGTON                                   91-1189299
 (STATE OR OTHER JURISDICTION OF           (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)

                              11332 N.E. 122ND WAY
                         KIRKLAND, WASHINGTON 98034-6931
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                             WALL DATA INCORPORATED
                      RESTATED EMPLOYEE STOCK PURCHASE PLAN
                           (FULL TITLE OF THE PLAN)

                                  JOHN R. WALL
                             CHIEF EXECUTIVE OFFICER
                              11332 N.E. 122ND WAY
                         KIRKLAND, WASHINGTON 98034-6931
                                 (206) 814-9255
 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                             ----------------------
                                    COPY TO:

                               L. MICHELLE WILSON
                                  PERKINS COIE
                          1201 THIRD AVENUE, 40TH FLOOR
                         SEATTLE, WASHINGTON 98101-3099
                             ----------------------
                         CALCULATION OF REGISTRATION FEE

===============================================================================================
TITLE OF SECURITIES   NUMBER TO BE     PROPOSED MAXIMUM       PROPOSED MAXIMUM      AMOUNT OF
TO BE REGISTERED (1)   REGISTERED     OFFERING PRICE PER     AGGREGATE OFFERING    REGISTRATION
                           (2)             SHARE(3)               PRICE(3)             FEE
-----------------------------------------------------------------------------------------------
Common Stock,
 no par value:           250,000            $17,813                $4,453,250         $1,350
===============================================================================================

(1)     Including the associated Preferred Stock Purchase Rights.

(2) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such plans as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

(3) Estimated solely for the purpose of calculating the registration fee. The price per share is estimated to be $17.813 based on the average of the high ($18.00) and low ($17.625) sales prices for the Common Stock in the over-the-counter market on August 8, 1997 as reported on the Nasdaq National Market.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents are hereby incorporated by reference in this Registration Statement:

                (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Securities and Exchange Commission (the "Commission") on March 27, 1997;

                (b) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on February 3, 1993 under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as amended by the Form 8 filed with the Commission on March 8, 1993, and the description of the Registrant's Preferred Stock Purchase Rights contained in the Registration Statement on Form 8-A filed with the Commission on July 20, 1995 under Section 12(g) of the Exchange Act.

                (c)     All other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Exchange Act since the fiscal year covered by the Form 10-K referred to in (a) above.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment, which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 10 of the Registrant's Bylaws provides for indemnification of the Registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law.

        Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transactions from which the director personally receives a benefit in money, property or services to which the director is not entitled. Article 11 of the Registrant's Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

        The Registrant has also entered into indemnification agreements pursuant to which it has agreed, among other things, to indemnify its directors and officers against certain liabilities.

Item 8. EXHIBITS

    Exhibit
    Number                                 Description
    ------       ---------------------------------------------------------------

      5.1        Opinion of Perkins Coie

     23.1        Consent of Ernst & Young LLP

     23.2        Consent of Perkins Coie (included in opinion filed as Exhibit
                 5.1)

     24.1        Power of Attorney (see signature page)

     99.1        Wall Data Incorporated Restated Employee Stock Purchase Plan
                 (Incorporated by reference to the Registrant's Form 10-K dated
                 March 27, 1997)


                                      II-1

Item 9. UNDERTAKINGS

A.      The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kirkland, State of Washington, on August 12, 1997.

                                       WALL DATA INCORPORATED


                                       By  /s/ Kevin Vitale
                                           -------------------------------------
                                           Kevin Vitale
                                           Chief Operating Officer


                                POWER OF ATTORNEY

        Each person whose individual signature appears below hereby authorizes John Wall and Alexandra A. Brookshire and each of them as attorneys-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on August 12, 1997.


                  Signature                                                 Title
                  ---------                                                 -----

               /s/ Kevin Vitale                         Director
----------------------------------------------
                 Kevin Vitale

            /s/ Richard Van Hoesen                      Vice President, Chief Financial Officer and
----------------------------------------------          Treasurer (Principal Financial Officer and
              Richard Van Hoesen                        Principal Accounting Officer)

                /s/ John Wall                           President and Director and Chief Executive
----------------------------------------------          Officer (Principal Executive Officer)
                  John Wall

            /s/ Robert Frankenberg                      Director and Chairman of the Board
----------------------------------------------
              Robert Frankenberg

             /s/ Jeffrey Heimbuck                       Director
----------------------------------------------
               Jeffrey Heimbuck

              /s/ Henry N. Lewis                        Director
----------------------------------------------
                Henry N. Lewis

               /s/ David Millet                         Director
----------------------------------------------
                 David Millet

               /s/ Steve Sarich                         Director
----------------------------------------------
                 Steve Sarich

            /s/ Bettie A. Steiger                       Director
----------------------------------------------
              Bettie A. Steiger

                                INDEX TO EXHIBITS


    Exhibit
    Number                                           Description
    ------       ------------------------------------------------------------------------------

      5.1        Opinion of Perkins Coie

     23.1        Consent of Ernst & Young LLP

     23.2        Consent of Perkins Coie (included in opinion filed as Exhibit 5.1)

     24.1        Power of Attorney (see signature page)

     99.1        Wall Data Incorporated Restated Employee Stock Purchase Plan (Incorporated by
                 reference to the Registrant's Form 10-K dated March 27, 1997)


                                      -1-